Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS
ENROLLMENT AND EPS FOR THE FOURTH QUARTER AND FULL YEAR 2004

CARMEL, IN, January 27, 2005--ITT Educational Services, Inc. (NYSE:ESI), a leading provider of technology-oriented postsecondary degree programs, today reported its financial and operating results for the fourth quarter and fiscal year ended December 31, 2004. During the three months ended December 31, 2004, earnings per share ("EPS") increased 38.5 percent to $0.72 compared to $0.52 in the same period of 2003. EPS for its 2004 fiscal year increased 26.8 percent to $1.61 compared to $1.27 in 2003. In the fourth quarter of 2004, new student enrollment increased 8.7 percent to 7,909 compared to 7,277 in the same period of 2003. Total student enrollment as of December 31, 2004 increased 10.8 percent to 40,876 compared to 36,901 as of December 31, 2003. Those enrollment numbers and percentages exclude international enrollments and enrollments at two institutes that ceased operations at the end of 2004.

The company provided the following information for the three months and fiscal year ended December 31, 2004:
Financial and Operating Data For The Three Months Ended December 31st, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)
	2004	2003	Increase/ (Decrease)

Revenues	$167.2	$144.6	15.6%
Operating Income	$53.9	$40.2	34.1%
Operating Margin	32.2%	27.8%	440 basis points
Net Income	$33.8	$24.5	38.0%
Earnings Per Share (fully diluted)	$0.72	$0.52	38.5%
New Student Enrollment (A)	7,909	7,277	8.7%
Continuing Students (A)	32,967	29,624	11.3%
Total Student Enrollment as of December 31st(A)	40,876	36,901	10.8%
Online Course Registrations (B)	22,246	1,002	--
Quarterly Persistence (Retention) Rate (C)	78.2%	80.2%	(200) basis points
Revenue Per Student (D)	$3,961	$3,893	1.7%
Cash, Cash Equivalents, Restricted Cash and Investments as of December 31st	$356.5	$254.2	40.3%
Bad Debt Expense as a Percent of Revenues	2.6%	0.8%	180 basis points
Days Sales Outstanding as of December 31st	5.7	6.0	(0.3) days
Deferred Tuition Revenue as of December 31st	$156.8	$130.4	20.3%
Debt	$0	$0	--
Fully Diluted Shares of Common Stock Outstanding	46,956,000	46,741,000	--
Shares of Common Stock Repurchased	0	0	--
Land and Building Purchases	$7.7 (E)	$4.6 (F)	$3.1
Number of New Colleges Opened	2	1	--
Capital Expenditures, Net	$3.0	$3.3	(9.1%)

Financial and Operating Data For Fiscal Year Ended December 31st
(Dollars in millions, except per share data)
	2004	2003	Increase/ (Decrease)

Revenues	$617.8	$522.9	18.2%

Special Legal and Other Investigation Costs	$25.1	$0.0	N/A
Operating Income	$119.5	$94.5	26.5%
Operating Income Before Special Legal and Other Investigation Costs (G)	$144.7	$94.5	53.1%

Special Legal and Other Investigation Costs as a Percent of Revenues	4.1%	0.0%	N/A
Operating Margin	19.3%	18.1%	120 basis points
Operating Margin Before Special Legal and Other Investigation Costs (G)	23.4%	18.1%	530 basis points

Special Legal and Other Investigation Costs Net of Tax	$15.3	$0.0	N/A
Net Income	$75.3	$58.9	27.9%
Net Income Before Special Legal and Other Investigation Costs Net of Tax (G)	$90.6	$58.9	53.9%

Special Legal and Other Investigation Costs Per Share (fully diluted)	$0.33	$0.0	N/A
Earnings Per Share (fully diluted)	$1.61	$1.27	26.8%
Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs (G)	$1.94	$1.27	52.8%

New Student Enrollment (H)	41,957	35,845	17.1%
Shares of Common Stock Repurchased	0	1,078,000 (I)	--
Land and Building Purchases	$16.4 (J)	$25.7 (K)	($9.3)
Capital Expenditures, Net	$19.1	$14.4	32.8%
Bad Debt Expense as a Percent of Revenues	1.9%	1.2%	70 basis points
Fully Diluted Shares of Common Stock Outstanding	46,808,000	46,280,000	--
Number of New Colleges Opened	2	3	--

(A) Excludes international enrollments and enrollments at the two ITT Technical Institutes that ceased operations at the end of 2004. There were no new student enrollments at those two colleges in either the three months ended December 31, 2004 or the three months ended December 31, 2003. As of December 31, 2004, the combined total student enrollment at those two colleges was 0, compared to 175 as of December 31, 2003.

(B) Represents the number of online courses that students were registered to take. Excludes any online courses that the company's international enrollments may have been registered to take.

(C) Represents the number of Continuing Students in the quarter, divided by the Total Student Enrollment as of the end of the immediately preceding quarter.

(D) Excludes international enrollments.

(E) Represents construction costs associated with four college facilities that the company is building.

(F) Represents the facilities of one of the company's colleges.

(G) Given the large amount of legal and other investigation costs accrued in connection with the U.S. Department of Justice investigation, the Securities and Exchange Commission inquiry and the securities class action and shareholder derivative lawsuits filed against the company (collectively, the "Actions"), the company's management believes that the company's performance results without these additional costs is a useful measure for management and might be a useful supplement for investors in comparing the company's performance absent the legal and other investigation costs associated with the Actions. Although legal and other investigation costs are a regular expense of the company, the level of legal and other investigation costs facing the company as a result of the Actions is much larger than the company has previously experienced, and the company hopes that legal and other investigation costs at this level will not occur in the future. In evaluating the company's performance, the company's management uses the following measurements that are not under generally accepted accounting principles ("GAAP") and are, therefore, non-GAAP financial measures. Although the non-GAAP financial measures exclude a cash cost to the company, management compensates for this by also using the GAAP measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the measures prepared in accordance with GAAP.

(1) The company believes that Operating Income Before Special Legal and Other Investigation Costs provides useful information to management and investors by improving their ability to compare the company's Operating Income without the Special Legal and Other Investigation Costs for the fiscal year ended December 31, 2004 with the Operating Income for the corresponding period in 2003. Operating Income Before Special Legal and Other Investigation Costs can be reconciled to Operating Income as shown in the two lines of the table immediately preceding this entry.

(2) The company believes that Operating Margin Before Special Legal and Other Investigation Costs provides useful information to management and investors by improving their ability to compare the company's Operating Income without the Special Legal and Other Investigation Costs as a percentage of Revenues for the fiscal year ended December 31, 2004 with the Operating Income as a percentage of Revenues for the corresponding period in 2003. Operating Margin Before Special Legal and Other Investigation Costs can be reconciled to Operating Margin as shown in the two lines of the table immediately preceding this entry.

(3) The company believes that Net Income Before Special Legal and Other Investigation Costs Net of Tax provides useful information to management and investors by improving their ability to compare the company's Net Income without the Special Legal and Other Investigation Costs for the fiscal year ended December 31, 2004 with the Net Income for the corresponding period in 2003. The company's effective tax rate was 39.0 percent for each of the fiscal years ended December 31, 2004 and December 31, 2003. Net Income Before Special Legal and Other Investigation Costs Net of Tax can be reconciled to Net Income as shown in the two lines of the table immediately preceding this entry.

(4) The company believes that Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs provides useful information to management and investors by improving their ability to compare the company's Earnings Per Share (fully diluted) without the Special Legal and Other Investigation Costs for the fiscal year ended December 31, 2004 with the Earnings Per Share (fully diluted) for the corresponding period in 2003. Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs can be reconciled to Earnings Per Share (fully diluted) as shown in the two lines of the table immediately preceding this entry.

(H) Excludes international enrollments and enrollments at the two ITT Technical Institutes that ceased operations at the end of 2004. In the fiscal year ended December 31, 2004, there were two new student enrollments at those two colleges compared to 35 in the fiscal year ended December 31, 2003. As of December 31, 2004, the combined total student enrollment at those two colleges was 0 compared to 175 as of December 31, 2003.

(I) For approximately $28.7 million or at an average price of $26.65 per share.

(J) Represents four parcels of real estate on which the company intends to build four college facilities and one facility that contains one of the company's current colleges.

(K) Represents the facilities of five of the company's colleges and its corporate offices.

The company reported that it continues to work to resolve the ongoing investigations of the company being conducted by the U.S. Department of Justice ("DOJ") and the Office of Attorney General for the State of California and the Securities and Exchange Commission ("SEC") inquiry into the matters being investigated by the DOJ, as described in the company's Form 10-Q for the quarter ended September 30, 2004 which was filed with the SEC on October 22, 2004.

Rene R. Champagne, chairman and CEO, said "We are pleased with the 8.7 percent increase in new student enrollment in the fourth quarter of 2004, considering that new student enrollment increased 29.3 percent in the fourth quarter of 2003. Lead flow in the fourth quarter of 2004 remained strong, and we were able to successfully contain an increase in the overall cost per lead.

"We experienced strong demand for our new bachelor degree programs in business and criminal justice," continued Champagne. "During the fourth quarter, 39 ITT Technical Institutes started classes in one or more of the new bachelor degree programs in Business Administration, Business Accounting Technology and Criminal Justice. We are seeking the appropriate regulatory approvals to offer these programs at more of our schools in 2005. As of December 31, 2004, the Schools of Business and Criminal Justice represented six percent of our total student enrollment compared to one percent as of December 31, 2003. Further, students enrolled in bachelor degree programs constituted 19.0 percent of our total student enrollment as of December 31, 2004 compared to nine percent as of December 31, 2003, as a result of the increased student enrollment in our new bachelor degree programs and the increased number of technology-oriented bachelor degree program offerings at our colleges. Fifty-two of our colleges now offer bachelor degree programs and 62 are using our 2+1 hybrid delivery model."

Champagne stated, "Two new ITT Technical Institutes opened in the fourth quarter of 2004 in Kansas City, Missouri and Kennesaw (Atlanta), Georgia, and the two ITT Technical Institutes that were gradually ceasing operations in Santa Clara and Hayward, California graduated their last classes in November, 2004 and are now closed. We plan to open up to four new ITT Technical Institutes and as many as four additional learning sites in 2005. During 2004, three of our schools moved to new facilities to accommodate increased student enrollment. We plan to move an additional five colleges to new facilities in 2005."

Kevin M. Modany, senior vice president and CFO, said, "Our financial performance in the fourth quarter and fiscal year of 2004 was strong. Excluding the $25.1 million of special legal and other investigation costs incurred in 2004, our earnings per share in 2004 would have increased 52.8 percent to $1.94 compared to $1.27 in 2003. We believe that the continued execution of the company's 10-point growth plan can help position us to produce year-over-year EPS increases in line with our historical growth rates." The reconciliation to the company's consolidated statements of income for the non-GAAP financial measure in this paragraph is provided in the table above and on the company's website at: www.ittesi.com.

Modany continued, "Our cash, cash equivalents, restricted cash and investments on December 31, 2004 totaled $356.5 million compared to $254.2 million on December 31, 2003, a 40.3 percent increase. Capital expenditures in 2004 were $19.1 million, excluding real estate purchases totaling $16.4 million. Days sales outstanding on December 31, 2004 was 5.7 days compared to 6.0 days on December 31, 2003. Bad debt expense as a percent of revenues was 2.6 percent in the fourth quarter of 2004 compared to 0.8 percent in the same period of 2003. For the 12 months ended December 31, 2004, bad debt expense as a percent of revenues was 1.9 percent compared to 1.2 percent for the same period in 2003. We believe that our bad debt expense rate will remain in line with the company's historical average. Deferred revenue increased 20.3 percent to $156.8 million on December 31, 2004 compared to $130.4 million on December 31, 2004. The company continues to be debt free, and we believe that its fundamentals remain quite strong."

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; the company's ability to implement its growth strategies; receptivity of students and employers to the company's existing program offerings and new curricula; loss of lender access to the company's students for student loans; the effects of the federal grand jury investigation of the company which could result in monetary fines or penalties or other sanctions imposed on the company (including the company's loss of eligibility to participate in student financial aid programs) that could materially adversely affect the company's financial condition and results of operations; the results of the Securities and Exchange Commission's inquiry into the allegations being investigated by the federal grand jury which could result in the restatement of the company's financial statements, monetary fines or penalties or other sanctions that could materially adversely affect the company's financial condition and results of operations; the results of the securities class action and shareholder derivative lawsuits filed against the company which, if adversely determined, could have a material adverse effect on the company's financial condition and results of operations; and other risks and uncertainties detailed from time to time in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY: WEB SITE:

Martin Grossman Nancy Brown www.ittesi.com

Senior Vice President Director Corporate Relations

(317) 706-9207 (317) 706-9260
ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	December 31,		Year Ended
	(unaudited)		December 31,
	2004	2003	2004	2003

Revenues	$ 167,228	$ 144,643	$ 617,834	$ 522,856

Costs and Expenses
Cost of educational services	69,211	69,543	298,747	280,006
Student services and administrative expenses	44,131	34,912	174,396	148,329
Special legal and other investigation costs	--	--	25,143	--
Total costs and expenses	113,342	104,455	498,286	428,335

Operating income	53,886	40,188	119,548	94,521

Interest income, net	1,518	446	3,834	1,995

Income before income taxes	55,404	40,634	123,382	96,516

Income taxes	21,607	16,144	48,119	37,658

Net income	$ 33,797	$ 24,490	$ 75,263	$ 58,858

Earnings per common share (basic):	$ 0.74	$ 0.54	$ 1.64	$ 1.31
Earnings per common share (diluted):	$ 0.72	$ 0.52	$ 1.61	$ 1.27

Supplemental Data:
Cost of educational services	41.4%	48.1%	48.4%	53.5%
Student services and administrative expenses	26.4%	24.1%	28.2%	28.4%
Special legal and other investigation costs	--	--	4.1%	--
Operating margin	32.2%	27.8%	19.3%	18.1%
Student enrollment at end of period	40,876	37,076	40,876	37,076
Technical institutes at end of period	77	77	77	77
Shares for earnings per share calculation:
Basic	45,959	45,381	45,791	45,086
Diluted	46,956	46,741	46,808	46,280

ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,
	2004	2003
Assets
Current assets
Cash and cash equivalents	$ 131,349	$ 168,273
Restricted cash	8,194	8,496
Short-term investments	210,610	63,938
Accounts receivable, net	10,430	9,398
Deferred and prepaid income tax	6,587	2,906
Prepaids and other current assets	5,611	3,635
Total current assets	372,781	256,646
Property and equipment, net	98,746	81,503
Direct marketing costs	14,713	10,844
Investments	6,363	13,467
Other assets	786	810
Total assets	$ 493,389	$ 363,270

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$ 33,769	$ 36,543
Accrued compensation and benefits	16,122	16,986
Other accrued liabilities	26,418	18,444
Deferred revenue	156,792	130,364
Total current liabilities	233,101	202,337
Deferred income tax	12,842	4,691
Minimum pension liability	9,101	7,012
Other liabilities	3,271	3,106
Total liabilities	258,315	217,146

Shareholders' equity
Preferred stock, $.01 par value,
5,000,000 shares authorized, none
issued or outstanding	--	--
Common stock, $.01 par value, 150,000,000
shares authorized, 54,068,904 issued	540	540
and outstanding
Capital surplus	59,657	52,688
Retained earnings	293,910	221,400
Accumulated comprehensive income (loss)	(5,532)	(4,263)
Treasury stock, 8,074,919 and 8,638,535
shares at cost	(113,501)	(124,241)
Total shareholders' equity	235,074	146,124
Total liabilities and shareholders' equity	$ 493,389	$ 363,270

ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months
	Ended December 31,		Year
	(unaudited)		Ended December 31,
	2004	2003	2004	2003
Cash flows provided by (used for) operating activities:
Net income	$ 33,797	$ 24,490	$ 75,263	$ 58,858
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,541	5,390	18,249	21,190
Provision for doubtful accounts	4,292	1,110	11,996	6,134
Deferred taxes	7,102	1,617	5,290	(2,835)
Increase/decrease in operating assets and liabilities:
Short-term investments	8,899	6,401	13,347	12,197
Accounts receivable	(681)	(565)	(13,028)	(6,559)
Direct marketing costs	(900)	(374)	(3,869)	(235)
Accounts payable and accrued liabilities	(18,952)	1,129	4,501	33,647
Prepaids and other assets	164	775	(1,952)	2,400
Deferred revenue	20,698	20,277	26,428	27,367
Net cash provided by (used for) operating activities	58,960	60,250	136,225	152,164

Cash flows provided by (used for) investing activities:
Facility expenditures and land purchases	(7,742)	(4,649)	(16,376)	(25,718)
Capital expenditures, net	(3,030)	(3,334)	(19,116)	(14,391)
Proceeds from maturities of held-to-maturity investments	71,560	--	218,182	--
Purchase of held-to-maturity investments	(148,438)	(39,439)	(371,097)	(63,931)
Net cash provided by (used for) investing activities	(87,650)	(47,422)	(188,407)	(104,040)

Cash flows provided by (used for) financing activities:
Purchase of treasury stock	--	--	--	(28,726)
Exercise of stock options	1,531	4,192	14,956	26,334
Net cash flow provided by (used for) financing activities	1,531	4,192	14,956	(2,392)

Net increase (decrease) in cash, cash equivalents and restricted cash	(27,159)	17,020	(37,226)	45,732

Cash, cash equivalents and restricted cash at beginning of period	166,702	159,749	176,769	131,037

Cash, cash equivalents and restricted cash at end of period	$ 139,543	$ 176,769	$ 139,543	$ 176,769